UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2007

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2007, Quest Software, Inc. was informed that the NASDAQ Listing and Hearing Review Council called for a review of the NASDAQ Listing Qualifications Panel’s decision regarding Quest. As previously announced, the Panel granted Quest’s request for continued listing on The NASDAQ Stock Market subject to the condition that Quest file its delinquent quarterly reports with the Securities and Exchange Commission and complete the restatement of its prior financial statements on or before January 10, 2007. This deadline was subsequently extended to January 22, 2007 when Quest informed the Panel it would need additional time to complete the restatement. The Listing and Hearing Review Council has determined to stay the Panel’s listing decision and any future Panel determinations to suspend trading in Quest Software securities pending further action by the Listing Council.

Quest also previously announced that it received an informal SEC inquiry relating to Quest’s stock option grant practices. On January 22, 2007, the Company received a subpoena from the SEC seeking additional documents relating to the stock option investigation, pursuant to a formal order of investigation issued by the SEC. Quest continues to cooperate with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: February 13, 2007
	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel